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                                                                    Exhibit 99.3

                                  NEWS RELEASE

June 23, 2000                                                Symbols: WIZ - CDNX
                                                                 WIZZF -- OTC BB

         WSI ANNOUNCES BUSINESS ALLIANCE WITH ERESERVATION & TECHGROUP

WSi Interactive Corporation is pleased to announce its business alliance with eReservation Systems Inc., a private corporation based in Surrey, British Columbia. WSi is facilitating eReservation in going public through its acquisition by Techgroup Ventures Inc. (CDNX:TEC), an existing venture capital pool company on the CDNX, and will assist in any marketing strategies as the company progresses.

Techgroup will issue 642,000 shares to WSi Interactive Corporation, as a Finder's Fee in connection with the eReservation acquisition. This is an "arm's length transaction". These shares are part of the 10,700,000 shares to be issued on the acquisition referenced in Techgroup's news release of April 20, 2000, and will be subject to the same escrow provisions applicable to the selling shareholders. The eReservation acquisition and the issuance of the Finder's Fee shares to WSi remain subject to regulatory and shareholder approval.

eReservation is the creator, developer and marketer of the www.eReservation.com web site. eReservation intends to compete in the business of providing commercial Internet services to the travel and leisure industry focusing on electronic transaction fee processing, on-line reservation services and web site development, as well as being the premier global resort and golf eReservation services web site. Using a central database of resorts and golf courses throughout the world, eReservations will be able to provide an on-line "real time" reservations system encompassing rooms, golf tee-times and shop purchases.

The Internet is a vehicle where eReservation believes it can provide a technological solution as more people continue to conduct their financial affairs "on-line". eReservation has developed a user friendly booking system designed specifically to meet the needs of today's travelers. The eReservation's system allows www.eReservation.com to display hotels in locations around the world and to use eReservation's real-time booking software, or they can simply respond to eReservation's electronic request for reservation and eReservation and www.eReservation.com administers them. eReservation's products and services are comprehensive across a wide range of requirements.

Currently, eReservation's System supplies Internet services to nine golf courses and three ski resorts throughout North America including: Nicklaus North, Big Sky Golf and Country Club, Burrard International Holdings Inc., and Nancy Greene's Cahilty Lodge at
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Sun Peaks. As well, eReservation has partnered with Golf Holidays West in an exclusive agreement to market global vacation packages over the Internet.

Theo Sanidas, President of WSi, said "This further demonstrates our commitment to the Internet economy and that not only do we incubate but also facilitate Internet businesses and assist them to succeed and share in that success".

THE BUSINESS OF WSI

WSi Interactive Corporation is an innovative business development and marketing firm whose objective is to capitalize on content and infrastructure opportunities on the Internet. WSi builds, manages and markets online businesses in the financial, e-tail and e-commerce, entertainment, and e-advertising sectors.

WSi focuses on early-stage companies where it can add significant value to the investment through a network of relationships and strategic alliances, using its experience to help Internet companies to build traffic, develop brands, and capitalize on a variety of revenue streams.

To receive information on WSi by e-mail or fax, please forward your Internet address/fax # to info@ws-i.com/fax: 1-877-499-5806.

To fax your request please complete the following

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Investor Relations Toll Free:  1-888-388-4636

Website: www.ws-i.com

ON BEHALF OF THE COMPANY

"Theo Sanidas"

Theo Sanidas, President
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This news release may contain forward-looking statements that involve risks and uncertainties, including the impact of competitive products and pricing and general economic conditions as they affect the Company's clients. Actual results and developments may therefore differ materially from those described in this release. No regulatory authority has reviewed nor accepted any responsibility for the adequacy or accuracy of the contents of this release.